EXHIBIT 10.14

TRADEMARK LICENSE AGREEMENT

THIS TRADEMARK LICENSE AGREEMENT (this "Agreement") is made and entered into as of December 9, 2011 (the "Effective Date") by and between S. C. Johnson & Son, Inc., a Wisconsin corporation with a business address of 1525 Howe Street, Racine, WI 53403 (hereinafter “LICENSOR”), and CTI Industries Corporation, an Illinois corporation having a principal place of business at 22160 N. Pepper Road, Lake Barrington, IL 60010 (hereinafter “LICENSEE”).

WHEREAS, LICENSOR is the owner of the Trademarks; and

WHEREAS, LICENSEE wishes to market and sell certain products in the Distribution Channels in the Territory under the Trademarks; and

WHEREAS, LICENSOR is willing to license and allow LICENSEE to use the Trademarks on the terms and conditions set forth in this Agreement.

Now, therefore, in consideration of the foregoing, the covenants hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.          Certain Definitions. The following terms used in this Agreement shall have the following meanings (whether used in the singular or the plural):

“Advertising Materials” means all advertising, packaging, promotional, sales and other materials including, without limitation, LICENSEE’s website content that makes any use of or reference to the Licensed Products or Trademarks (or any one or more of them).

“Affiliate” shall mean any entity controlling, controlled by or under common control with any such named person, where control means the power to direct the management and policies of a party, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

"Change in Control" means the occurrence of any of the following events: (a) the acquisition (whether by merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, recapitalization, tender offer, exchange offer or other transaction) by any individual, entity or group of fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of LICENSEE; or (b) any sale, lease, exchange, transfer, license, acquisition or disposition of all or substantially all of the assets of LICENSEE, in each case whether in a single or series of transactions.

“Distribution Channels” means the kitchen appliance store section only of Mass Market Retail Stores, Grocery Stores, Drug Stores, Warehouse Club Stores, Hardware Stores, Home Improvement Stores, Specialty Stores, and Value Stores (collectively “Stores”), and such other channels (including certain online and direct marketing channels) targeted toward consumers as LICENSOR may from time to time authorize in writing. ''''''''' '''''''''''''''''''''''''' ''''''' ''''''''''''''''''' ''''''''''''''' '''''''''' '''''''' '''''''''''''''''' ''''''''' ''''''''''' '''''''''' '''''''''''''''''''' '''''''''''''''''''''' '''''''''''''''''' '''''''''''''''''''' ''''''' '''''''''''''''''''''''''''''''''''' '''''''''''''' ''''''''''''''''''''''' '''''''''' '''''''''''''''' '''''''''''''''''' '''''''''''''''' ''''' ''''''''''' ''''''''''''' ''''''''''''' '''''''''''''''' '''''''''''''' '''''''''''''''''''' '''''''' '''''''''''''''''''' '''''''''''' '''''''''''''''' '''''''''''''''''''' ''''''''''''''' ''''' '''''''''''''''''' ''''' ''''''' ''''''''''''''''

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“Earned Royalty” means a royalty in the amount of ''''''''' '''''''''''''''' ''''''''''' on '''''''' '''''''' ''''''''''''''''' ''''''''''''''' '''''''''''''''' '''''''''''''''''''''''''''''''' of Sales of Licensed Products by LICENSEE and its sublicensees, to be increased to '''''' '''''''''''''''' '''''''''' on all Sales of Licensed Products by LICENSEE and its sublicensees in excess of that threshold amount for the remainder of the Term; provided, however, that the Earned Royalty shall be ''''''''''''''' '''''''''''''''''' ''''''''''''''' of Sales of Licensed Products by LICENSEE and its sublicensees for all Licensed Products sold in violation of the terms of this Agreement, including (but not limited to) the provisions of Section 6 below.

"Force Majeure Event" means any event, circumstance or condition which is beyond a party's control and which has a material effect on such party's ability to perform its obligations under this Agreement, including, without limitation, war, terrorism, riot, labor strike or lock-out, fire, flood, wind, storm, Act of God, and changes in governmental regulation.

“Guaranteed Minimum Royalty” means the following minimum royalties to be paid by LICENSEE to LICENSOR under this Agreement:

(a)    During the Term (as defined in Section 13(a) below), the Guaranteed Minimum Royalty is '''''''''''' ''''''''''''''''''' '''''''' ''''''''' '''''''''''''''''''' ''''''''''''''' '''''''''''''''''''''''''''' which shall be payable as follows:

(i)    for Contract Period 1 (as defined in Section 13(a) below), ''''''''''''''''''''' payable in four (4) equal quarterly installments in the amount of ''''''''''''''''' each within thirty (30) days following the calendar quarter-end, in this case on or before April 30, 2012; July 30, 2012; October 30, 2012; and January 30, 2013 '''''''''' ''' '''''''''''''' ''''' '''''''''''''''''' ''''''''''''''' ''''''''''' ''''''''''''''''''''' '''''''''''''''''''''''''' ''''' ''''''''''''''''' ''''''' ''''''' ''''''''''''''''''''''''''''''''''' '''''''''''''''''''' '''' '''''''' ''''''''''''''''' '''''' ''''''''''''''''''' ''''' ''''''''''''''' ''''''''''''''' '''' ''''''''''''''' '''''''''''''''''''''''''''''''''

(ii)    for Contract Period 2 (as defined in Section 13(a) below), '''''''''''''''''''' payable in four (4) equal quarterly installments in the amount of ''''''''''''''''' each within thirty (30) days following the calendar quarter-end, in this case on or before April 30, 2013; July 30, 2013; October 30, 2013; and January 30, 2014; and

(iii)    for Contract Period 3 (as defined in Section 13(a) below), ''''''''''''''''''''''' payable in four (4) equal quarterly installments in the amount of ''''''''''''''''''' each within thirty (30) days following the calendar quarter-end, in this case on or before April 30, 2014; July 30, 2014; October 30, 2014; and January 30, 2015.

“Initial Sale Date” means July 1, 2012.

“Licensed Products” means products within the Licensed Product Category that bear the Trademark, including the packaging bearing the Trademark, and are specifically approved by LICENSOR in writing as a Licensed Product hereunder.

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“Licensed Product Category” means the following food storage consumer product category: A countertop, powered food storage vacuum sealing kitchen appliance(s) (“Appliances”) and associated non-zippered plastic food storage vacuum bags (“Bags”) for use solely in connection with that appliance or similar third party appliances. The bags would either be sold with one open end to be sealed with the appliance or in plastic film rolls to be sealed at both ends, as bags of various sizes, by the appliance. This category would not include hand held manual or powered food storage vacuum sealing devices and bags associated with such devices.

“Marketing Commitment” means a LICENSOR approved marketing plan detailing the level of commitment LICENSEE will make to support the Sales of Licensed Products as detailed in Exhibit J hereto.

“Safety, Health, Environment (S/H/E)" means industry standards and other standards promulgated or regulated by the US Occupational Safety and Health Administration, the US Environmental Protection Agency, state or local agencies and, if applicable, other federal, state or local agencies charged with protecting safety, health, and environment which in each case relate to employee safety, employee health and the natural or human environment.

“Sales” means gross invoice price of Licensed Products less actual bona fide returns for defective Licensed Products or credits given to customers for defective Licensed Products in lieu of returns, up to a maximum of five percent (5%) of the gross invoice price, which shall be supported by a credit memoranda actually issued to a customer. No other deduction or recoupment shall be allowed of any kind, including, without limitation and by way of example: (a) cash discounts; (b) early payment discounts; (c) year-end rebates; (d) costs incurred, including in manufacturing, selling, distributing, advertising (including cooperative and promotional allowances, fixturing, merchandising guides, displays or the like), and shipping and handling; (e) uncollectible accounts; (f) commissions; or (g) any other amounts. Furthermore, such deductions or recoupment shall not be netted against the sales price to arrive at the gross invoice price or any reduced gross invoice price. A sale shall be deemed to have occurred when the Licensed Products are shipped, transferred or invoiced by LICENSEE, whichever occurs first, or an Approved Sublicensee as applicable. Whenever Licensed Products are sold or transferred in whole or in part in transactions in which some or all of the consideration is non-monetary, or where the transferee is an Affiliate of LICENSEE, the invoice price shall be deemed to be  LICENSEE's list price to non-affiliated buyers for Licensed Products; provided, however, that if such an Affiliate is an authorized Approved Sublicensee under Section 16 below, the Sale shall be deemed to have occurred at the time the Licensed Products are shipped, transferred or invoiced by such Affiliate, whichever occurs first.

“Term” means the period this Agreement is in effect, as determined pursuant to Section 13(a) below.

"Territory” means the following countries: the ''''''''''''''''' '''''''''''''''' '''''''''''''''''' '''''''''''''''''' ''''''''''''''' ''''''''''' and any other countries mutually agreed to in writing by the parties.

“Trademark" means each and every trademark identified on Exhibit A hereto, including all common law rights therein and, with respect to each registered trademark on Exhibit A hereto, all renewals thereof.

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2.          Grant of License.

(a)          Scope of License. Subject to the terms and conditions contained in this Agreement, LICENSOR hereby grants to LICENSEE a personal, non-assignable, non-transferable, sole, limited license to use the Trademark in connection with the manufacture, distribution (subject to Sections 2(c) and 4 below), marketing, and sale of Licensed Products in the Licensed Product Category within the Distribution Channels in the Territory. LICENSEE shall not individually brand or co-brand any product in the Licensed Product Category or directly or indirectly manufacture, have manufactured, license, market, or sell any similar or competitive products in the License Product Category, with a brand or house mark (private label or otherwise) other than the Trademark within the Distribution Channels in the Territory. All other rights in and to the Trademarks are reserved by LICENSOR.

(i)          Notwithstanding any other provision of this Agreement:

(A)         During the Term, the LICENSOR shall not appoint other licensees to use the Trademark in the Licensed Product Category for the marketing and sale of products in the Licensed Product Category within the Distribution Channels in the Territory. However, LICENSOR and its Affiliates retain the right to manufacture, have manufactured, purchase from suppliers, market, distribute and sell any and all types of products, new or existing, in the Distribution Channels, including without limitation products in the Licensed Product Category, under the Trademark or another brand(s) and, further, retains the right to appoint other licensees to manufacture product with the Trademark for marketing and sale in the Licensed Product Category within the Distribution Channels in the Territory during the Term so long as the goods are not shipped to customers prior to the end of the Term.

(B)         In the event LICENSOR acquires, by any means, brands, products or rights to products that are similar to or competitive with any of the Licensed Products, then LICENSOR has the right to use such brands and to manufacture, have manufactured, purchase from suppliers, market, distribute, license and sell any and all such products, together with any new products and/or product line extensions, under those brands or other brands including the Trademark, through any and all distribution channels including the Distribution Channels.

(C)         '''''''''''''''''''''''''' '''''''''''' ''''''''''' ''''''' '''''''''' ''''' '''''''''''''''''''' ''''' '''''' '''''''''''''''''' ''''''''''''''''''''''''''''''' '''''''''''' ''''''''''''' '''''''''''''''''''''''''''''''' ''''''''''''''''''' ''''''''''' ''''' ''''''' ''''''''''''' '''''''''''' ''''''''''''''' '''''' ''''''''''''''''''''''' ''''''' ''''''' ''''''''''''''''''''''''''' '''''''''''''''' ''''''''' ''''''' '''''''''''''''''''''''''''''''' '''''''''''''''' '''''''''''' '''''''''''''''''' '''''''''''''''''' ''''''''''''''''''''''' ''''' ''''''' '''''''''''''' '''''''''''''' '''''''''''''' ''''' ''''''' ''''''''''''''''' ''''''''''''''' ''''''''' ''''''''''''''''''' '''''''''''''' ''''''''''' ''''''''''''''''''' ''''''''''' ''''' ''''''' '''''''''''''''''' '''''''''''''''' '''''''''''''''''''' '''''''' '''''''''' ''''''''''''' '''''''''''''''' ''''''' ''''''' '''''''''''''''''''''''' ''''' ''''''' '''''''''''' '''''''''''''''' ''''' ''''''''''' ''''''''''' ''''''''''' ''''''''''''''''' '''''''''''''''''' '''''''''''''''''''' ''''''' '''''''''''''''''''' '''''''''''' ''''''''''''' '''''' ''''''''''''''''' ''''''''''''''''''' ''''' ''''''''''''''''' ''''' '''''''''''''' '''''''''' '''''' '''''''''''' '''''''''''''' '''''''''''' '''''''''''''''''''''' '''''''''''''''''''' ''''''''''''''' '''''''' '''''''''''''''''''''''' ''''''''''''''''''''''' ''''''''''' '''''''' ''''''''''''''''''''' '''''''''''''' '''''''''' ''''''' '''''' '''''''' ''''''''''''''''''' ''''''' ''''''''''''''''''''''' ''''''''' ''''''''' '''' ''''''''''' ''''' '''''''''''''''''''' ''''''''''' ''''''''''' ''''''''''''' '''' ''''''''''' ''''''''''''''''' '''''''''''''''' ''''''''''''''' ''''''''' ''''''''' '''''''' '''''''''''''''''' '''''''''''''''''''' '''''''''''' '''''''''' ''''''''''''' ''''' ''''''' ''''''''''''' '''''''''''' '''''''''''''''''''''' '''''''' ''''''''' '''''''''''''''''''''''''''' ''''''''''''''' '''''''' ''''''''' '''''''''''''''''''''''''''''''' '''''''''''''''''' ''''''''''''''' ''''''' '''''''''''''''' ''''''''''''' ''''' ''''''' ''''''''''''''' ''''''''''''' '''''''''''''''' ''''' ''''''' '''''''''''''''''''' '''''''''''''' ''''''''' '''''''''''''''''''' ''''''''''''''' '''''''''''' '''''''''''''''''''' ''''''''' ''''' ''''''' '''''''''''''''''''' '''''''''''''''''' ''''''''''''''''''' '''''''''' '''''''''' '''''''''''' '''''''' ''''''' ''''''''''''''''''''''''' ''''' '''''' '''''''''''' ''''''''''''''''' '''''' ''''''''''''' '''''''''''' '''''''''' ''''''' ''''''' '''''''' '''' ''''''''''''''''''''''' '''''''''' '''''''' ''''''''''''' '''''''''''''''' ''''''''' '''''''''''''''''''' '''''''' '''''''''' '''' '''''''''''' ''''' ''''''''''''''''''' '''''''''''' '''''''''''' '''''''''''''' '''' '''''''''''' '''''''''''''''' '''''''''''''''' '''''''''''''''' '''''''' '''''''''' '''''' '''''''''''''''''' '''''''''''''''''''''' ''''''''''' '''''''''''' ''''''''''''''' ''''' ''''''' ''''''''''''' ''''''''''''' ''''''''''''

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(b)          Reservation of Rights. Except for the specific rights granted to LICENSEE under this Agreement, all rights in and to the Trademark are explicitly reserved and retained by LICENSOR. LICENSEE shall not have the right to sublicense any of the rights granted to it under this Agreement, except to Approved Sublicensees in accordance with Section 16 below.

(c)          Manufacture of Licensed Products outside the Territory. Notwithstanding the territorial limitations contained in Section 2(a) above, LICENSEE may, at its option, manufacture Licensed Products outside the Territory, but any such Licensed Products so manufactured must be sold only through the Distribution Channels in the Territory in accordance with this Agreement. Furthermore, if LICENSEE elects to manufacture Licensed Products outside of the Territory pursuant to this Section, LICENSEE shall be responsible for compliance with all applicable laws (and associated fees, duties and other expenses) relating to the export of such products from the country of manufacture and the import of such products into the Territory.

(d)          Performance Requirements. Subject to the rights of early termination set forth in Section 13 below, the license grant under Section 2(a) of this Agreement shall remain a sole grant of rights (subject to LICENSOR’s reserved rights described in Sections 2(a) and (b) above) for the Term of this Agreement, so long as the following performance requirements are met:

Contract Period	Sales of Licensed Products in the Distribution Channels in the Territory
1	''''''''''''''''''''''''

2	'''''''''''''''''''''''

3	''''''''''''''''''''''''''''

If LICENSEE fails to achieve a performance requirement specified in the above table, then the license rights granted under this Agreement shall become non-exclusive effective at the end of the period with respect to which the performance requirement was not achieved (as set forth in the above table) and shall thereafter remain non-exclusive for the remainder of the Term.

3.          Methods of Sale. LICENSEE shall sell, ship and distribute the Licensed Products only through the Distribution Channels for sale in the Territory. LICENSEE may not, without the prior written consent of LICENSOR, sell Licensed Products on approval, consignment, sale or return basis or to inventory liquidators or in job lots, closeouts or remainder sales. LICENSEE shall not use or sell Licensed Products as premiums or promotional items and shall not discriminate against the Licensed Products by granting commission or discounts to salespersons, dealers and/or distributors in favor of LICENSEE's other products; provided, however, that such restriction is not intended to prevent LICENSEE’s use of Licensed Products for incidental marketing and promotional purposes (i.e., in reasonable quantities consistent with normal industry practices).

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4.          Agreements with Manufacturers. Subject to LICENSOR’s written approval, LICENSEE may arrange with others to manufacture Licensed Products or components thereof for the exclusive sale, use, and distribution by LICENSEE, provided that LICENSEE first obtains any such third party’s agreement to comply with all of the terms of this Agreement by executing the document attached hereto as Exhibit B. Any breach of this provision by a manufacturer appointed by LICENSEE which is not cured within thirty (30) days following written notification by LICENSOR to LICENSEE of such breach shall be considered a breach of this Agreement by LICENSEE.

5.          Royalties.

(a)          Amount. LICENSEE, in addition to complying with all of the other terms and conditions of this Agreement, shall pay to LICENSOR, in consideration of the rights granted by LICENSOR to LICENSEE under Section 2 of this Agreement, royalties in an amount equal to the greater of (i) the Earned Royalty or (ii) the Guaranteed Minimum Royalty. Royalties shall be paid on a calendar-quarter basis, as more particularly described in Section 5(b) below.

(b)          Payment of Royalties. Royalties owed hereunder shall be calculated and paid on a calendar-quarter basis with the amount owed for a particular calendar quarter being the greater of the Earned Royalty for such calendar quarter or the Guaranteed Minimum Royalty installment payable for such calendar quarter, as required under Section 5(a) above, within thirty (30) days following the last day of each calendar quarter. In the case of delay in payment by LICENSEE to LICENSOR of any installment of royalties owed hereunder, interest at an annual rate of three percent (3%) over the prevailing prime interest rate as fixed and published by Citibank in New York City, New York, shall be assessed as from the first day following the date such installment was due and payable to LICENSOR without special notice. No portion of the Guaranteed Minimum Royalty or Earned Royalty shall be refundable to LICENSEE upon expiration or termination of this Agreement.

(c)          Deductions. There shall be no deduction from royalties for uncollectible amounts, taxes based on LICENSEE's income or sales, fees, assessments, or other expenses of any kind which may be incurred or paid by LICENSEE in connection with performance of this Agreement. No other costs incurred by LICENSEE in the manufacturing, selling, advertising, and distribution of the Licensed Products shall be deducted for purposes of determining royalties owed hereunder. Notwithstanding the foregoing, the royalty payable by LICENSEE to LICENSOR may be reduced by any applicable foreign withholding taxes imposed on the LICENSEE’s royalty payments; provided that LICENSEE promptly provides LICENSOR with documentation (i.e. tax forms) showing proof of payment of the applicable withholding tax. The documentation to be provided by LICENSEE must be sufficient to enable LICENSOR to receive a credit against its United States tax liability related to its royalty income under this Agreement.

(d)          Reports. LICENSEE shall provide LICENSOR with a report of transactions relating to Licensed Products on which royalties have accrued, in the form attached hereto as Exhibit C (each a “Royalty Report”), for each calendar quarter during the Term. LICENSEE shall forward each Royalty Report to the LICENSOR contact person at the applicable address listed on Exhibit D attached hereto. LICENSEE shall furnish to LICENSOR a full and complete report, duly certified by an officer of LICENSEE to be true and accurate, showing the number of each type of such Licensed Product sold in the Territory during the calendar quarter in question, and the total Sales for each such Licensed Product, together with any other information requested by LICENSOR. In the event there have not been any transactions relating to such Licensed Products during a particular calendar quarter, LICENSEE shall provide LICENSOR with a report confirming such inactivity. Royalty Reports shall be due thirty (30) days after the end of each calendar quarter.

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(e)          Retention of Records; Audits. During the Term and for a period of three (3) years thereafter, LICENSEE shall keep full and accurate books of account and copies of all documents and other materials relating to this Agreement at LICENSEE's principal office. Upon reasonable advance written notice, LICENSOR, its agents or representatives, shall have the right to audit such books, documents, and other materials as may be necessary to verify LICENSEE’s compliance with the terms of this Agreement (including, without limitation, verification of the accuracy of royalties paid), shall have access thereto during ordinary business hours, and shall be allowed to make copies of such books, documents, and other materials. Unless LICENSEE fails to properly account to and pay royalties owed to LICENSOR, or LICENSOR has reasonable cause to believe such, there shall be no more than two (2) audits conducted during any Contract Period. At LICENSOR's request, LICENSEE shall make one (1) of its employees available to assist in the examination of LICENSEE's records. If any audit of LICENSEE's books and records reveals that LICENSEE has failed to properly account to and pay royalties owed to LICENSOR, and the amount of royalties due for any quarterly or annual period exceeds the amount actually paid by five percent (5%) or more, LICENSEE shall, in addition to paying LICENSOR such past due royalties, reimburse LICENSOR for its expenses incurred in conducting the audit together with interest on the overdue royalty amount at an annual rate of three percent (3%) over the prevailing prime interest rate as fixed and published by Citibank in New York City, New York and in effect as of the date on which such overdue royalty amount should have been paid to LICENSOR.

(f)          Currency. All royalties payable hereunder shall be paid in United States Dollars. For purposes of converting Sales in denominations other than United States Dollars to United States Dollars, LICENSEE shall use the applicable conversion rate set forth in the Wall Street Journal on the date the royalty is due or the date such payment is made, whichever occurs first.

6.          Product Quality.

(a)          Quality Standards.

(i)          LICENSEE acknowledges that the quality of Licensed Products must be the highest in order to preserve and maintain LICENSOR's reputation and the goodwill inherent in the Trademarks, and agrees that failure to adhere to LICENSOR's quality standards as set forth on Exhibit E hereto ("Standards") will impair the value and goodwill associated with the Trademarks. LICENSEE therefore agrees that prior to the sale of a Licensed Product, it shall follow the material submission procedures as provided on Exhibit F hereto and utilize the submission form as set forth on Exhibit G hereto. LICENSEE shall submit three (3) samples of the Licensed Product, together with a copy of the Licensed Product specifications (“Specifications”), to LICENSOR for written approval, as provided on Exhibit F hereto. LICENSOR shall use reasonable efforts to provide written approval or disapproval of any Licensed Products within fifteen (15) business days after receipt thereof. LICENSOR’s failure to approve or disapprove within such period shall be deemed disapproval, unless LICENSOR subsequently notifies LICENSEE of its written approval. LICENSOR shall have the right, in its sole discretion, to approve or disapprove any Licensed Products. Once LICENSOR's final review and approval has been obtained, LICENSEE agrees that it shall not deviate from the approved samples and Specifications without LICENSOR’s written approval. If LICENSOR determines that the Licensed Product does not conform to the approved samples and Specifications, LICENSEE shall immediately stop the manufacture, distribution and sale of the nonconforming Licensed Product. Failure to follow the procedures as provided on Exhibit F hereto shall deem all materials unapproved and subject to immediate recall. LICENSOR reserves the right to change the material submission procedures and form. LICENSEE further agrees to comply with LICENSOR's Quality Requirements as they relate to Acceptable Quality Levels (AQLs) for product quality.

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(ii)         '''''''''''' '''' ''''''''''''''''''''''''''''''''' ''''''''''''''''''''''''''' ''''''''''''''''''''''''''''''' ''''' '''''' ''''''''''''' '''''''''''''' ''''''''''''''''''' '''' '''''''' '''''''''''''''''' ''''''''''''''''''''''''''' '''''''''''' '''''''''''''''''' '''''''''''''''''''''''''''' '''''''''' '''''' ''''''''''''''''''''''''''' ''''''''''''''''' ''''''''''''''' '''''''''''''''''''' ''''''''''''' '''' ''''''''''''''''' ''''''''''''''''''''''''''''' '''''''''''''''''''''''''''''' ''''''''''''''''''' ''''''' '''''''''''''''''''''''''''' ''''''''''' ''''''''''''''''''''''''''''''' ''''''''''''''' ''''''''''''''''''''' ''''''''''''''''''' '''''''' ''''''''''''''' ''''''''''''''' '''''''''''''''''''''''''' ''''''''''''''''' '''''''''''''''''''''''' If LICENSOR determines that LICENSEE’s manufacturing facilities do not comply with such standards, LICENSOR shall provide notice to LICENSEE of such determination and shall specify in such notice the manner in which LICENSEE’S manufacturing facilities do not comply with such standards. If LICENSEE’S manufacturing facilities do not comply within thirty (30) days of receipt of notice, either party may terminate this Agreement upon written notice to the other party within twenty five (25) days after expiration of the relevant cure period as stated herein; provided, however, that if compliance is capable of being achieved, albeit not within the thirty (30) day cure period, and LICENSEE is diligently working to comply, then the period described in this Section shall be extended to forty-five (45) days from receipt of notice. Any such termination of this Agreement shall relieve LICENSEE of any further obligation to make payment of Guaranteed Minimum Royalties that accrue and are payable after the date of termination of this Agreement.

(iii)        ''''''''''''''''''''''''' ''''''''''''''' ''''''' ''''' ''''''''''''''' '''''''' ''''''''''''''' ''''''''''''''' ''''''''' ''''''''''''''''' ''''''''' ''''' '''''''''''''''''''''''''''''' ''''''''''''''''''' ''''''' ''''''''''''''''''''' ''''''''''''''''' ''''''''' '''''''''''''' '''' '''''''''''''''' '''''''''' ''''''''''''''''''''''''''''''''''' '''''''''''''''''''' '''''''''''''''''''''''' ''''''''''''''''' ''''''''' '''''''''''''''''''' '''''' '''''''''''''''''''' '''''' '''''''''''''''' '''''' ''''''''''''''''''''''''''' '''''''''''' '''''''''' '''' ''''''''' ''''''''''' ''''''''''''''' ''''' ''''''''''''''''''''''''''''''''' ''''''''''' ''''''''''''''''''''' '''''''''''''''''''''''''' '''' '''''''''' '''''''''''''''''''''''''' ''''''' '''''''''''' ''''''''''''''''''''''''' '''''''''''' ''''''''''''''''' '''''''''''''''''''''' ''''' '''''''''''''''''''''''''''''' ''''''''''''''''''' '''''''''''''''''''''''''' '''''''''''''''' '''' '''''''''''''''''''''''''''''''' ''''''''''''''''' ''''''''''''' '''''''''''''''''''''''''' '''''''''''''''''''''''''' '''''''''''''''' '''''''''''''''''''''''''''''' ''''''' '''''''''''''''''''''''' '''''''''''''''' '''''''''''''' '''''''''''''''''''''''''' '''''''' '''''''''''''''' '''''''''''''''''''''''''''''''''' ''''''''''''' '''''''' ''''''''''''''''''' ''''''''''''''''' '''''''''''''' ''''''''' ''''''''''''''''''''''''' ''''''''' '''''''''' ''''''''''''''''''' '''''''''' '''''''''''''''' '''''''''''''''' '''' ''''''''''''''''''''''''''' '''''''''' '''''''' '''''''''''''''''''''''' ''''''' ''''''''''' '''''' '''''''''''''''''' ''''' ''''''''''''''''. In the event none of the Licensed Products meet all of LICENSOR’s testing standards, this Agreement may be terminated by either party upon written notice without further obligation on the part of LICENSEE to make payment of Guaranteed Minimum Royalties that first accrue and are payable after the date of termination of this Agreement.

(b)          Provision of Samples. LICENSEE shall furnish free of charge to LICENSOR twenty-four (24) samples of each Licensed Product finished good, including packaging, from the first production run. LICENSOR may request an additional twelve (12) samples of each Licensed Product finished good, including packaging, per year, and if such a request is made, LICENSEE shall furnish the additional samples.

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(c)          Right to Inspect.

(i)          Independent Product Audit. LICENSOR reserves the right to institute an independent inspection program for Licensed Products produced at LICENSEE's facility. This inspection may either be conducted by LICENSOR or an independent third-party service selected by LICENSOR.

(ii)         System Audits. Upon reasonable notice from LICENSOR, LICENSEE shall permit representatives of LICENSOR to enter LICENSEE's premises and plant(s) during normal business hours for the purpose of inspecting LICENSEE's plant(s), equipment, records, operation and supplies that relate to the manufacture, distribution and sale of the Licensed Products. LICENSEE further agrees to cooperate with LICENSOR and strive to achieve a 4.0 on the Supplier Quality Audit as outlined on Exhibit E hereto.

(d)          Changes in Standards. LICENSOR shall have the right from time to time to change, withdraw or supplement the Standards set forth in Exhibit E attached hereto or its approval of Licensed Products previously authorized for use and sale by LICENSEE. LICENSOR’s right to change, withdraw or supplement a prior approval of a Licensed Product shall include, but not be limited to, the right to require, from time to time and at any time, that a Licensed Product be reformulated or removed from the definition of Licensed Products due to the presence of a chemical on LICENSOR’s proprietary brown list of raw materials. LICENSEE shall have a reasonable period of time, not to exceed six (6) months without prior written approval, to reformulate the Licensed Product and/or to cease sale of such Licensed Product and, thereafter, to dispose of its existing inventory of Licensed Products, at LICENSEE’s cost, by a means approved of by LICENSOR. If the changes to the Standards or approved samples result from a decision not made in LICENSOR's sole discretion, then LICENSEE shall implement all changes immediately at its own expense. If LICENSEE reformulates a Licensed Product under this Section 6(d), then LICENSEE shall requalify the Licensed Product pursuant to the terms of this Agreement. In the event LICENSEE determines reformulation is not commercially reasonable or it is determined that the reformulated Licensed Products do not meet all of LICENSOR’S revised Standards, this Agreement may be terminated by either party upon written notice to be given to the other party within sixty (60) days of such a determination, without further obligation on the part of LICENSEE to make payment of Guaranteed Minimum Royalties that first accrue and are payable after the date of termination of this Agreement.

(e)          Licensed Product Warranty. LICENSEE represents and warrants that the Licensed Products will be manufactured in compliance with the Specifications, be of good quality, free from defects in design, material, and workmanship and will be merchantable and suitable for their intended purpose; that no injurious, deleterious, or toxic substances will be used in or on the Licensed Products; that the Licensed Products will not cause harm when used in a foreseeable manner; and that LICENSEE will, at its own expense, comply with all laws, regulations and industry standards, including those relating to the operation of LICENSEE's plants, the manufacture, sale and distribution of the Licensed Products, including the labeling thereof and including safety standards and testing of the Licensed Products. LICENSEE further represents and warrants that the Licensed Products will be suitable for food contact applications as defined by the U.S. FDA and the equivalent standards in Territories outside of the United States.

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(f)          Product Safety.

(i)          Each party shall promptly notify the other when and if either has reason to believe that any Licensed Product poses or may pose a health or safety risk, or is not or may not comply with any laws or regulations. In addition, LICENSEE shall promptly notify LICENSOR of any claims, lawsuits, reports or allegations of adverse effects related to the Licensed Products which could give rise to a reporting obligation under federal and/or state laws. LICENSEE shall also give LICENSOR prompt notice of all product liability claims involving any Licensed Product. LICENSEE shall have, subject to prior consultation with LICENSOR, the right to take any action it reasonably determines to be appropriate with respect to a Licensed Product, including but not limited to, withdrawing or recalling the affected Licensed Product, provided that, unless LICENSEE has been advised by independent outside counsel reasonably acceptable to LICENSOR that such action is required by applicable law, LICENSOR shall have the right to approve in advance any proposed Licensed Product recall, retrieval or withdrawal, public announcement or other response if LICENSOR believes in good faith that such action would have a material adverse effect on LICENSOR’s business. In the event LICENSEE is deciding whether to withdraw or recall a Licensed Product, LICENSEE (A) shall promptly provide LICENSOR with details of the events that gave or are giving rise to the consideration of a possible recall, (B) shall keep LICENSOR promptly advised of decisions concerning the recall, and (C) shall show LICENSOR any draft announcements concerning the affected Licensed Product before making such announcement, and give LICENSOR the opportunity to collaborate with LICENSEE on them. LICENSEE shall provide LICENSOR with this information by live telephone discussions with the Quality Control Representatives listed on Exhibit D hereto, and not merely by leaving voice mail messages if LICENSOR’s contact persons are unavailable. LICENSEE shall reimburse LICENSOR for its costs for any recall.

(ii)         Notwithstanding Section 6(f)(i) above, if LICENSEE elects not to recall, retrieve or withdraw the Licensed Product or to notify any governmental or regulatory authority, and LICENSOR continues to have a reasonable and good faith belief that (A) the misbranding, adulteration, or other health or safety risk associated with the Licensed Product is reasonably likely to give rise to significant personal injury or property damage, (B) the Licensed Product contains a material defect or otherwise constitutes a defective product which is reasonably likely to give rise to significant personal injury or property damage, (C) the manufacturing, promoting, using, selling or distributing of the Licensed Product constitutes a material violation of applicable laws or regulations, or (D) the continuance of the sale or distribution of such Licensed Product would have a material adverse effect on LICENSOR’s business, LICENSOR may demand by notice that LICENSEE shall conduct a recall, retrieval or withdrawal of the Licensed Product and/or notify the appropriate governmental or regulatory authorities. In the event of such a remedial demand by LICENSOR, LICENSEE shall promptly take appropriate steps to effect a recall, retrieval or withdrawal of such Licensed Product in the manner contemplated by the remedial demand. The costs and expenses of any recall, retrieval or withdrawal shall be paid by LICENSEE.

(g)          Consumer Complaints. All consumer complaints shall be handled by, and directed to, LICENSEE; provided, however, that LICENSEE shall immediately forward to LICENSOR all consumer complaints regarding the Licensed Products which may affect the reputation, products, marks or business of LICENSOR. LICENSOR and LICENSEE shall confer on how to handle or respond to such complaints; provided, however, that LICENSOR shall have the right to respond to all such material consumer complaints or inquiries concerning the Licensed Products or Advertising Materials. LICENSEE agrees to provide a telephone number for consumer inquiries and complaints. LICENSEE agrees to handle all complaints in a timely and professional manner and use its best efforts to satisfy customers. LICENSEE agrees to log all consumer complaints, along with contact information, into a database for tracking purposes. LICENSEE shall submit a summarized report of complaints received thirty (30) days after the end of each calendar quarter along with the Royalty Report. Additionally, from time to time, LICENSOR may request a report of complaints received and LICENSEE must provide the report within ten (10) working days of the request.

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(h)          Manufacturing Standards. LICENSEE shall ensure that the production and/or manufacture of Licensed Products and/or Advertising Materials, whether by LICENSEE or by third party manufacturers or suppliers selected by LICENSEE with LICENSOR’s approval (individually, a "Manufacturer" and collectively, the “Manufacturers”), complies with the following requirements set forth in this Section. LICENSEE shall ensure such compliance by Manufacturers before they contribute to production of Licensed Products and at all times during such production.

(i)          LICENSEE and the Manufacturers shall not use child labor (not including child actors or models) in the manufacturing, packaging, marketing, advertising, or distribution of the Licensed Products.

(ii)         LICENSEE and the Manufacturers shall only employ persons whose presence is voluntary. LICENSEE and the Manufacturers shall not use any forced or involuntary labor.

(iii)        LICENSEE and the Manufacturers shall treat each employee with dignity and respect, and shall not use corporal punishment, threats of violence, abuse, or other forms of physical, sexual, psychological, or verbal harassment.

(iv)        LICENSEE and the Manufacturers shall not unlawfully discriminate in any hiring or employment practices.

(v)         LICENSEE and the Manufacturers shall comply with all applicable wage and hour laws, rules, regulations, and industry standards. Where local industry standards are higher than applicable legal requirements, LICENSEE and the Manufacturers shall meet the higher local standards.

(vi)        LICENSEE and the Manufacturers shall comply with all applicable workplace laws, rules, regulations, and industry standards, ensuring, at a minimum, fire safety, adequate lighting and ventilation, and reasonable access to potable water and sanitary facilities.

(vii)       LICENSEE and the Manufacturers shall respect the rights of employees to associate, organize, and bargain collectively in a lawful and peaceful manner, without penalty or interference.

(viii)      LICENSEE and the Manufacturers shall comply with all applicable environmental laws, rules, regulations, and industry standards.

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LICENSOR and its designated agents (including third parties) may engage in monitoring activities to confirm compliance with this Section. LICENSEE shall promptly reimburse LICENSOR for the actual costs of inspections performed pursuant to this Section if any of LICENSEE’s manufacturing facilities or those of any Manufacturer are determined by LICENSOR or its agents to have failed to comply with the terms of this Section; provided, however, that LICENSOR shall notify LICENSEE in writing of the nature of any such failure and LICENSEE or Manufacturer shall have thirty (30) days to cure any such failure. If LICENSEE becomes aware that any Manufacturer has used or is using Trademarks for any unauthorized purpose, LICENSEE shall immediately notify LICENSOR and, if so instructed by LICENSOR, shall cause such Manufacturer to cease such use immediately. LICENSEE shall supply LICENSOR with the addresses of its proprietary manufacturing facilities for the Licensed Products, as well as those of its permitted sub-manufacturers, if any, before any such facilities contribute to production of Licensed Products.

7.          Advertising Materials.

(a)          Approval of Advertising Materials. LICENSEE shall electronically submit one (1) draft copy or otherwise send three (3) draft copies of all Advertising Materials to LICENSOR for its review and written approval before printing, producing or using such Advertising Materials. LICENSEE shall follow the material submission procedures as provided on Exhibit F hereto and utilize the submission form as set forth on Exhibit G hereto. Failure to follow the procedures as provided on Exhibit F hereto shall deem all materials unapproved and such materials shall not be distributed. LICENSOR reserves the right to change the material submission procedures and form.

(b)          Time for Approval. LICENSOR shall use reasonable efforts to provide written approval or disapproval for any Advertising Materials within ten (10) business days after receipt thereof. LICENSOR’s failure to approve or disapprove within such period shall be deemed disapproval, unless LICENSOR subsequently notifies LICENSEE of its written approval. LICENSOR shall have the right, in its sole discretion, to approve or disapprove any Advertising Materials.

8.          Sale of Licensed Products.

(a)          Initial Approval and Sale. If by the Initial Sale Date LICENSEE has not received and accepted one or more purchase orders from a national or regional customer account for Licensed Products providing for shipment of such Licensed Products in each country of the Territory no later than August 31, 2012, LICENSOR shall have the right to terminate the license granted herein for such Territory immediately by giving notice of termination to LICENSEE in relation to that Territory or Territories; provided, however, that if the subject Territory is the United States, then LICENSOR shall have the right to terminate this Agreement in its entirety.

(b)          Exploitation of Rights. LICENSEE agrees that during the Term, it shall diligently and continuously distribute, ship and sell all of the Licensed Products in the Territory and that it shall use its best efforts to manufacture the Licensed Products in sufficient quantities to meet the reasonably anticipated demand in the Territory. LICENSOR shall have the right to terminate this Agreement if LICENSEE, for any reason, after the commencement of sale, shipment and distribution of Licensed Products, fails for a period in excess of sixty (60) days to continue to sell, ship and distribute such Licensed Products in the Territory. LICENSEE shall use commercially reasonable efforts to promote the Licensed Products throughout the Territory consistent with its normal business practices.

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(c)          Sale to LICENSOR. LICENSEE agrees to sell to LICENSOR, on request, reasonable quantities of each Licensed Product at LICENSEE's cost thereof. No royalties shall be due on sales to LICENSOR. LICENSOR shall have the right to resell any such Licensed Product in LICENSOR’s company stores (and such sales shall not be considered a violation of this Agreement).

9.          Protection of the Trademarks.

(a)          Registrations. LICENSOR shall have the right, in its sole discretion, to file trademark, trade dress, copyright, logos, graphical designs, or other applications in the Territory or elsewhere, relating to the use or proposed use by LICENSEE of the Trademark and to record this Agreement. Such filings shall be made in the name of LICENSOR or in the name of any third party selected by LICENSOR. LICENSEE shall assist LICENSOR at LICENSOR’s expense, to the extent necessary in LICENSOR’s opinion, in procuring, protecting and defending any of LICENSOR’s rights in the Trademark, in the filing and prosecution of any trademark application, copyright application or other applications for the Trademark, the recording or canceling of this Agreement, and the publication of any notices or the doing of any other act or acts with respect to the Trademark, including the prevention of the use thereof by an unauthorized person, firm or corporation, that in the judgment of LICENSOR may be necessary or desirable. For these purposes, LICENSEE shall supply to LICENSOR, free of cost to LICENSOR, such samples, containers, labels and similar materials as may reasonably be required in connection with any such actions. LICENSEE shall not file any applications for the Trademark or for trademarks LICENSOR deems confusingly similar to the Trademark, without the express written consent of LICENSOR.

(b)          Prohibited Uses of the Trademarks. LICENSEE shall not use the Trademark in combination with any other trademark, word, symbol, letter or design, or as part of its company name or in connection with any product other than the Licensed Products. Further, LICENSEE agrees not to adopt any trademark, trade dress, trade name, design, logo or symbol which is similar to or likely to be confused with any of the Trademarks or Licensed Product packaging during the Term of this Agreement or thereafter. LICENSEE shall not, directly or indirectly, in any way dispute or impugn the validity of the Trademarks, or LICENSOR's sole ownership and right to use and control the use of the Trademarks during the Term of this Agreement and thereafter. LICENSEE shall not do or permit to be done any action or thing which shall in any way impair LICENSOR's rights in and to the Trademarks. LICENSEE acknowledges that its use of the Trademarks shall not create in it any right, title or interest therein and agrees that all use thereof shall be for the benefit of LICENSOR.

(c)          Copyright Protection. LICENSEE recognizes the importance to LICENSOR of preserving copyright protection and registrations therefore on all copyrightable works embodied in any graphics, logos, or other artistic elements embodied in or in connection with the Trademark and on all copyrightable works relating to the Trademark, including without limitation Advertising Materials, trade dress and packaging graphics, and new works and derivative works related thereto ("Copyrights"), and the importance of securing copyright protection for the Copyrights for copyright law purposes, and for all materials which include representations of the Trademarks which appear on or in connection with Licensed Products or on or in connection with the Advertising Materials. Therefore, LICENSEE shall place a copyright notice(s) in the name(s) specified by LICENSOR on all Licensed Products and Advertising Materials. The copyright notice shall be placed near the trademark notice described in Section 9(f), and shall be in such a format as LICENSOR shall reasonably specify. LICENSEE agrees that it shall not affix to the Licensed Products or the Advertising Materials a copyright notice in its name or the name of any other person, firm, or corporation, except as requested or approved by LICENSOR. LICENSEE agrees that proper copyright notices must be affixed to all Licensed Products and Advertising Materials bearing copyrightable matter in a manner that is sufficient in size, legibility, form, location, and permanency to comply with both the United States copyright laws and also the copyright notice requirement of the Universal Copyright Convention.

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(d)          Intentionally Left Blank.

(e)          Assignment by LICENSEE. All uses of the Trademark by LICENSEE shall inure to the benefit of LICENSOR, which shall own all Trademarks, trademark rights, copyrights and other intellectual property rights created by such uses. To the extent LICENSEE acquires any rights to any of the Copyrights or Trademarks, LICENSEE hereby assigns and transfers to LICENSOR all such rights, together with the goodwill of the business in connection therewith, and agrees to execute any documentation relating to such assignment. LICENSEE hereby assigns and transfers to LICENSOR its entire worldwide right, title, and interest in and to all "new works,” "derivative works" and/or “joint works” heretofore or hereafter created using all or any portion of the Trademarks including, but not limited to, the Copyrights and renewal copyrights thereon. If parties who are not employees of LICENSEE living in the United States make or have made any contribution to the creation of a work, so that such parties might be deemed to be "authors" as that term is used in present or future United States copyright statutes, LICENSEE agrees to obtain from such parties a full assignment of rights so that the foregoing assignment by LICENSEE shall vest in LICENSOR full rights in the work, free of any claims, interests, or rights of other parties. LICENSEE shall not permit any of its employees to obtain or reserve any rights as "authors" of such works and agrees to furnish LICENSOR with full information concerning the creation of new works and/or derivative works and with copies of assignments of rights obtained from other parties, and to execute, without charge, any documents requested by LICENSOR for such purposes. In each circumstance, in addition to all other steps as may be necessary, LICENSEE shall have its contractors sign the form attached hereto as Exhibit I.

(f)          Trademark Notice. LICENSEE shall affix or cause its authorized manufacturing sources to affix to the packaging for the Licensed Products, the Licensed Products and Advertising Materials the following notice (and such other notices as may be requested from time to time by LICENSOR in relation to LICENSOR's trademark, copyright, patent or other protection), as applicable; (i) “[Trademark®] is a registered trademark of S.C. Johnson & Son, Inc. used under license”; or (ii) “[Trademark] is a trademark of S.C. Johnson & Son, Inc. used under license.”

10.         Infringements. If LICENSEE learns that a third party may be infringing the Trademark, LICENSEE shall promptly provide LICENSOR with written notice providing any details it knows about the use. LICENSOR shall decide what, if any, action to take, but shall have no obligation to take any action. LICENSEE shall cooperate with LICENSOR, at LICENSOR’s expense, in any action it takes to stop infringements. LICENSOR may settle any dispute relating to the use of the Trademarks without notice or compensation to LICENSEE, and shall retain the proceeds of any settlement or proceeding.

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11.         Indemnification.

(a)          LICENSEE's Indemnification Obligations. LICENSEE agrees to indemnify and hold LICENSOR harmless, from any and all claims, liabilities, judgments, penalties, losses, costs, damages, and expenses resulting therefrom, including reasonable attorneys' fees, arising out of any of the following: ''''''''''''' ''''''''''''''''''''''''''' ''''''''''''''''''''''''''' '''''''''''''''''''''''' '''''''''' ''''''''' ''''''''' ''''' ''''''''' '''''''''''''' ''''''''''''''''' '''''''''''''''''''' ''''''''''''''''''' ''''''''''''''''''''''''' ''''''''' ''''''''''''' '''''''''''''''''''''''''' '''''''''''''''''' ''''''''''''''''''''' ''''''''''''' '''''''''''''''' ''''' '''''''''''''''''''' ''''''''''''''' '''''''''''''''''' '''''''''''''''''' '''''''''''''' ''''''''''''''' ''''''''''''' '''''' ''''''''' '''''''''' '''''''''''' ''''''''''''''''''''''''''''''''''''' ''''''' '''''' ''''''' ''''''''''''''''''''''''' ''''''''''' '''''''''''' ''''' ''''''''''''''''''''''' ''''''''''''''''''' ''''''''''' ''''''''''' '''''''' '''''''''''''''''''' '''''''' ''''''''''''''''''' '''''''''''''''''''' '''''' '''''''''''''''''''''''''''' ''''' ''''' '''''''''''''''''''''''' '''''''''''''' ''''''''''''' ''''''''''''''''''' '''''''''''''''''''' '''''''''''' ''''' ''' ''''''''''''' ''''' ''''''''' ''''' '''''''''''''''''''''' ''''' '''''''''' '''''''''''''''' ''''''''''''''''''''''' '''''' '''''''''''''''''''''''''''' '''' ''''''''''''''''''''''''''' ''''''''''''''' '''''''''''''''''' ''''''''''''''' ''''''''''''' '''''''''''' '''''''''''' ''''''' ''''''''' ''''' ''''''' ''''''''''''''''' ''''' '''''''''''''''''''''''' ''''' ''' '''''''''''''''''' '''''''''''''' ''''''' '''''''''''' '''''''''''''''''''''''' '''''''''''''''''''''' '''''' '''''''''''''''''''''''''''' ''''' '''''''''''' '''''''''''''''''''''''''''' ''''''''''' ''''''' '''''''''''' ''''' ''''''''' ''''''''''''''''''' '''''' ''''''''''''''''''' ''''''''''''''''''''''' '''''''''''' ''''''''''''''''''''''''''''''' '''''''''''''''''''''' ''''' '''''''''''''''''''''''''''' The right to be indemnified and held harmless under this Section shall not be exclusive, but shall be in addition to any and all other rights and remedies to which LICENSOR may be entitled under this Agreement or otherwise.

(b)          Claims Procedures. With respect to the foregoing indemnification obligations: (i) LICENSEE agrees promptly to notify and keep LICENSOR fully advised with respect to such claims and the progress of any suits in which the LICENSOR is not participating; (ii) LICENSOR shall have the right to assume, at its sole expense, the defense of a claim or suit made or filed against the LICENSEE; (iii) intentionally omitted; (iv) LICENSEE shall not settle such claim or suit without the prior written approval of the LICENSOR, which shall not be unreasonably withheld.

12.         Insurance.

(a)          Insurance Required. LICENSEE agrees to obtain, at its own cost, from an insurance company with a rating by A.M. Best of A- or better, and class VIII or better, the insurance described in Sections 12(b) and 12(c) below, and to maintain that insurance during the Term and until the later to occur of the following: (i) Licensed Products are no longer offered for sale to end users, or (ii) two (2) years have elapsed after the termination or expiration date. Before the sale of any Licensed Products, LICENSEE shall furnish LICENSOR with a certificate of insurance evidencing the insurance coverages required herein and confirming that LICENSOR has been named as an additional insured on such policies, and that such insurance shall not be cancelled, non-renewed, or materially modified without thirty (30) days prior written notice to LICENSOR. The policy certificates shall be delivered to the applicable individual listed on Exhibit D hereto.

(b)          Commercial General Liability Insurance. LICENSEE's Commercial General Liability Insurance shall specifically provide coverage for products liability, completed operations, advertising liability and contractual liability covering any and all losses, claims, demands, causes of action and settlements, including attorneys’ fees, with a minimum limit of ''''''''''' '''''''''''''''''' '''''''''''''''''' ''''''''''''''''''''''''''''' per occurrence and '''''''''' ''''''''''''''''' ''''''''''''''''' ''''''''''''''''''''''''''''''' in the aggregate, with a self-insured retention not in excess of ''''''''''' ''''''''''''''''''''' '''''''''''''''''''''' ''''''''''''''''' ''''''''''''''''''''''''''', unless a higher retention is approved in writing in advance by LICENSOR.

(c)          Umbrella Liability Insurance Coverage. LICENSEE may provide (during the period described in Section 12(a) above) an umbrella liability policy as evidence of additional limits to meet the general liability insurance requirement in Section 12(b).

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(d)          Primary Insurance. LICENSEE’s policies shall be primary and non-contributory as to any other valid and collectible insurance policy available to LICENSOR.

13.         Term and Termination.

(a)          Term. Subject to early termination as provided in this Section, the Term of this Agreement shall begin on the Effective Date and run as follows:

Term
Contract Period 1:	Effective Date – December 31, 2012
Contract Period 2:	January 1, 2013 – December 31, 2013
Contract Period 3:	January 1, 2014 – December 31, 2014

(b)          LICENSOR’s Immediate Right of Termination. LICENSOR shall have the right to terminate this Agreement upon notice to LICENSEE if:

(i)          LICENSEE fails to make timely payment of royalties or fails to make timely submission of royalty statements as provided in Section 5 above and such failure is not cured within five (5) days after notice of nonpayment/nonsubmission is given by LICENSOR to LICENSEE, but if LICENSEE fails to make royalty payments or submit royalty statements on a timely basis more than two (2) times in any twelve (12) month period, then LICENSOR may, at its option, terminate this Agreement immediately upon notice to LICENSEE upon the next such failure to timely pay royalties or timely submit royalty statements;

(ii)         LICENSEE assigns or transfers this Agreement without LICENSOR’s consent as required herein, or LICENSEE acts in any way which effects or constitutes a sublicense to any party other than an Affiliate Approved Sublicensee in accordance with Section 16 below;

(iii)        LICENSEE or any Approved Sublicensee becomes insolvent, or a petition in bankruptcy or for reorganization is filed by or against it, or any insolvency proceedings are instituted by or against it, or LICENSEE or any Approved Sublicensee makes an assignment for the benefit of its creditors, is placed in the hands of a receiver, or liquidates its business, it being understood that if LICENSOR terminates this Agreement as authorized herein, LICENSEE and any Approved Sublicensee, its and their receivers, trustees, assignees, or other representatives shall have no right to sell, exploit, or in any way deal with the Licensed Products, Trademark or the Advertising Materials, except with the express written consent of LICENSOR;

(iv)        in LICENSOR’s sole discretion, LICENSOR determines that any acts or omissions of LICENSEE (or any Approved Sublicensee) and/or any acts or omissions of a Manufacturer, without regard to any cure period under this Agreement applicable to such Manufacturer acts or omissions) in connection with its use of the Trademark (which shall include, without limitation, the sale of defective products or products which create health or safety hazards) has damaged or otherwise impaired the Trademark;

(v)         it appears to LICENSOR that the use of the Trademark in association with the Licensed Products is likely to, or may reasonably be taken to, violate the intellectual property rights of another person;

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(vi)        LICENSEE or any Approved Sublicensee makes, sells, offers for sale, distributes or uses any Licensed Product or item of Advertising Material without having the prior written approval of the LICENSOR or agent, as required by Sections 6 and 7 above, it being understood that LICENSEE’s payment of a higher Earned Royalty for any Licensed Products sold without LICENSOR’s prior approval shall not preclude LICENSOR’s ability to enforce any other provision of this Agreement, including its immediate right of termination under this Section 13; or

(vii)       LICENSEE or any Affiliate sublicensee undergoes a Change in Control; the LICENSEE (or any Affiliate sublicensee), John H. Schwan or Stephen Merrick or any member of their immediate families or any Affiliate of any such person, or any officer of LICENSEE or any Approved Sublicensee sells or otherwise transfers any of its or his/her equity interests to a competitor of LICENSOR; or any competitor of LICENSOR has the right to elect or appoint a person to the Board of Directors of LICENSEE, or any officer, director or other designee of a competitor is elected or appointed to the Board of Directors of LICENSEE.

(c)          LICENSEE’s Immediate Right of Termination. LICENSEE shall have the right to terminate this Agreement upon notice to LICENSOR if LICENSOR becomes insolvent, or a petition in bankruptcy or for reorganization is filed by or against it, or any insolvency proceedings are instituted by or against it, or LICENSOR makes an assignment for the benefit of its creditors, is placed in the hands of a receiver, or liquidates its business.

(d)          Other Grounds to Terminate for Breach. If LICENSEE or any Approved Sublicensee breaches any of the terms of this Agreement other than those specified in Section 13(b) above and fails to cure the breach within thirty (30) days after receiving written notice thereof, this Agreement shall terminate at the end of the thirty (30) day period; provided, however, that if the breach is capable of being cured, albeit not within thirty (30) days, and LICENSEE or the applicable Approved Sublicensee is diligently working to cure the breach, then the cure period described in this Section shall be extended to forty-five (45) days.

(e)          Effect of Termination. If this Agreement is terminated by LICENSOR pursuant to Section 13(b)(iv) above, then LICENSEE shall pay to LICENSOR, within thirty (30) days after the termination date (i) all royalties owed hereunder for calendar quarters prior to the calendar quarter in which the termination occurs, (ii) with respect to the calendar quarter in which termination occurs, the greater of the Guaranteed Minimum Royalty installment owed for such calendar quarter or all Earned Royalties owed with respect to such calendar quarter which are unpaid at the termination date, and (iii) the Guaranteed Minimum Royalty installments owed for the next three (3) calendar quarters following the calendar quarter in which the termination occurs. If this Agreement is terminated by LICENSOR pursuant to Section 13(d) or 13(b) other than pursuant to subpart (b)(iv) above, then LICENSEE shall pay to LICENSOR, within thirty (30) days after the termination date, an amount calculated as follows: (A) the aggregate amount of the Guaranteed Minimum Royalty for the entire Term including, if renewed, any Renewal Term plus (B) the excess of Earned Royalties over the Guaranteed Minimum Royalty for all calendar quarters prior to the date of termination, minus (C) the aggregate amount of royalties paid by LICENSEE to LICENSOR under this Agreement through the termination date. If this Agreement is terminated by LICENSEE pursuant to Section 13(c) above for any reason, then LICENSEE shall pay to LICENSOR within thirty (30) days after the termination date (1) all royalties owed hereunder for calendar quarters prior to the calendar quarter in which the termination occurs, and (2) with respect to the calendar quarter in which termination occurs, the greater of the Guaranteed Minimum Royalty installment owed for such calendar quarter or all Earned Royalties owed with respect to such calendar quarter which are unpaid at the termination date. Termination or expiration of this Agreement shall be without prejudice to any rights or claims which LICENSOR may otherwise have against LICENSEE or any Approved Sublicensee.

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(f)          Discontinuance of Use of the Trademark. Subject to the provisions of Section 13(g) below, upon the expiration or termination of this Agreement, LICENSEE and all Approved Sublicensees shall immediately discontinue manufacturing, selling, advertising, distributing, and using the Licensed Products and Advertising Materials and terminate all agreements with manufacturers, distributors, and others which relate to the manufacture, sale, distribution, and use of the Licensed Products.

(g)          Disposition of Inventory Upon Expiration. Notwithstanding the provisions of Section 13(f) above, if this Agreement expires in accordance with its terms or is terminated by LICENSEE in accordance with Section 13(c) above, LICENSEE shall have the right to sell the Licensed Products on hand as of the date of such expiration or termination, for a period of ninety (90) days immediately following such expiration or termination, subject to payment of royalties to LICENSOR on any such sales and compliance with all the terms of this Agreement. The sell-off right granted to LICENSEE is expressly conditioned on LICENSEE's providing LICENSOR, within ten (10) days of the expiration or termination of this Agreement, with an accurate inventory of all Licensed Products on hand at the time of expiration or termination. Following the sell-off period, at LICENSOR’s option and at LICENSEE’s expense, LICENSEE shall either: (i) deliver to LICENSOR all packages, labels, signage, stationery and other materials bearing the Trademark which are in LICENSEE’s possession or control, or (ii) remove from all items in LICENSEE’s possession or control, and destroy, all packages, labels, signage, stationery and other materials bearing the Trademark.

14.         Manufacturing, Sales and Marketing Practices. The policy of sale, distribution, marketing and exploitation of the Licensed Products by LICENSEE shall be of high standard and shall in no manner reflect adversely upon the good name and reputation of LICENSOR or any of its programs, products, properties or the Trademark. Without limiting the generality of the foregoing, LICENSEE represents and warrants that:

(a)          LICENSEE will at a minimum comply with the legal requirements and standards of its industry under the national laws of the countries in which the LICENSEE does business;

(b)          LICENSEE will fairly compensate its employees by providing wages and benefits that are in compliance with the national laws and prevailing local standards in the countries in which LICENSEE is doing business;

(c)          LICENSEE will maintain reasonable employee work hours in compliance with the local standards and applicable national laws of the countries in which LICENSEE is doing business;

(d)          LICENSEE will furnish employees with safe and healthy working conditions;

(e)          LICENSEE will protect the environment in its manufacturing process; and

18

(f)          LICENSEE will not employ children or forced labor in any action taken under this Agreement.

LICENSOR may inspect any facility where LICENSEE makes Licensed Products to determine LICENSEE’s compliance with the Standards and the Specifications.

15.         Confidentiality.

(a)          Obligations of the Parties. Each party shall regard as confidential and proprietary all of the information communicated to it by the other in connection with this Agreement (which information shall at all times be the property of the disclosing party) ("Confidential Information"). The other party shall not, without the disclosing party’s prior written consent, at any time (i) use such information for any purpose other than in connection with the performance of its obligations under this Agreement or (ii) disclose any portion of such information to third parties, excluding agents or subcontractors which are directly performing services for or in connection with this Agreement. Upon the expiration or earlier termination of this Agreement, each party shall promptly return to the other, without retaining copies thereof, all such information. The parties shall cause each of their employees, agents and subcontractors who have access to such information to comply with the terms of this Section 15 in the same manner as the parties are bound hereby, with each party remaining responsible for the actions and disclosures of its employees, agents and subcontractors. The parties agree that any breach of this Section 15 by a party or its employees, agents or subcontractors could cause irreparable injury for which the disclosing party may be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

(b)          Exceptions. Notwithstanding the foregoing, the parties’ obligations pursuant to Section 15(a) above shall not apply to (i) information that, at the time of disclosure, is, or after disclosure becomes part of, the public domain other than as a consequence of any breach hereof, (ii) information that was known or otherwise available to a party prior to its disclosure, (iii) information disclosed by a third party, if such third party's disclosure neither violates any obligation of the third party to the disclosing party nor is a consequence of any breach hereof, or (iv) information that the disclosing party authorizes, in writing, for release.

16.          Sublicenses.

(a)          Grant of Sublicense. LICENSEE shall have the right to grant sublicenses of its rights under this Agreement to its controlled subsidiaries (only for so long as such subsidiaries remain controlled by LICENSEE), subject to LICENSOR’S written approval and as set forth on Schedule 16(a).

(b)          Approved Sublicensees. Schedule 16(a) lists all of LICENSEE’S approved sublicensees (“Approved Sublicensees”).

(c)          Sublicensee Territory. LICENSEE shall authorize each sublicensee to sell only in its licensed territory and shall prohibit sublicensees from soliciting sales outside its licensed territory, subject to applicable law.

(d)          Guarantee. LICENSEE hereby guarantees the proper performance of the terms and conditions of each such sublicense by its Approved Sublicensees.

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(e)          Notice of Sublicense. LICENSEE shall give LICENSOR prompt written notice of the execution of any sublicense agreement and, at the same time, give LICENSOR a copy of the complete, signed agreement. LICENSEE shall record such sublicenses at its own expense in those countries where doing so is necessary or desirable to protect the sublicensed trademark rights; provided, that in the event LICENSEE does not do so, LICENSOR retains the right to record the sublicenses at LICENSEE’s expense.

(f)          Form of Sublicense. The agreed form of sublicense is attached hereto as Schedule 16(b). In the event either LICENSEE or LICENSOR determines that a particular jurisdiction requires a modified form of sublicensee, LICENSEE and LICENSOR shall use their reasonable best efforts to negotiate in good faith the terms of the modified form of sublicense agreement. In the event such sublicense agreement has to be modified to conform to any local law, LICENSEE may submit to LICENSOR for approval a form of sublicense (on a country-by-country basis) that as closely as possible conforms to Schedule 16(b) and being consistent with local law along with an explanation as to why such changes are required by local law. To the extent permitted by local law, each such sublicense shall be retroactively effective as of the date of their creation.

(g)          Third Party Beneficiary. The parties acknowledge that LICENSOR is a direct third party beneficiary of LICENSEE’s sublicenses with respect to the Licensed Products. LICENSOR shall have the right, independent of LICENSEE, to require performance by any Approved Sublicensee of the terms and conditions of the sublicense agreement and to bring all causes of action that result from breach of those terms and conditions by the Approved Sublicensee.

17.         General Provisions.

(a)          Force Majeure. The performance by either party of any of its obligations under this Agreement (excluding obligations to make payments due and owing hereunder) may be suspended by it, in whole or in part, if a Force Majeure Event prevents such performance. Upon the occurrence of a Force Majeure Event, the party whose performance is affected shall notify the other party as soon as is reasonably practicable giving the full relevant particulars and shall use its reasonable efforts to remedy the situation as soon as practicable.

(b)          Notice. Any notice required or permitted by this Agreement shall be in writing and shall be sent by (i) means that provides documentary evidence of receipt, including facsimile, recognized commercial overnight courier, United States registered or certified mail, addressed to the other party at the address shown on the cover page of this Agreement or to such other address as may be provided in writing by either party hereunder. Any notice or other communication shall be effective only if given in writing, and shall be effective as of the date evidenced by a delivery receipt if personally delivered or sent by facsimile, overnight courier, or certified or registered mail.

(c)          Governing Law and Jurisdiction. The construction and performance of this Agreement shall be governed by the internal, substantive laws of the State of Wisconsin without regard to its choice of law rules and each party submits to and agrees to bring all claims under this Agreement in the exclusive jurisdiction of the Federal or State Courts of Wisconsin.

20

(d)          Export Control. LICENSEE acknowledges that it is familiar with, and shall in connection with its operations under this Agreement comply in all respects with U.S. laws, regulations and administrative requirements applicable to this Agreement concerning the export or re-export of any Confidential Information, or any United States origin product, software, or technology, or the direct product thereof, including, but not limited to, the International Traffic in Arms Regulations, the Export Administration Regulations, and the regulations and orders issued and/or administered by the U.S. Department of the Treasury, Office of Foreign Assets Control in relation to export control, anti-boycott and trade sanctions matters. LICENSEE shall be responsible for obtaining any required United States government authorizations, as applicable, including, but not limited to, export licenses or exemption authorizations, applicable to its operations under this Agreement.

(e)          Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

(f)          Intentionally Omitted.

(g)         Assignment. This Agreement, and the license granted hereunder by LICENSOR, is indivisible, non-severable and strictly personal to LICENSEE. LICENSOR has entered into this Agreement on the terms and conditions set forth herein based on an expectation of personal performance by LICENSEE. As a result, the parties agree that LICENSEE shall not, directly or indirectly including by operation of law, assign, delegate or otherwise transfer this Agreement, in whole or in part, or any rights, privileges, duties and obligations hereunder without the prior written consent of LICENSOR, which consent may be withheld at LICENSOR’s sole discretion. Any attempted assignment, delegation or transfer in violation of this Section shall be null and void and of no force or effect and shall give LICENSOR the right to terminate this Agreement immediately on written notice to LICENSEE. LICENSEE shall not have the right to use this Agreement or the Trademark(s) as collateral or other security and any attempt to do so in violation of this Section shall be null and void and of no force or effect and shall give LICENSOR the right to terminate this Agreement immediately on written notice to LICENSEE. LICENSOR may assign this Agreement (and all of its rights and obligations hereunder) to any entity with or into which it merges or reorganizes, to any purchaser of the business relating to the Trademarks or to any current or future LICENSOR parent, subsidiary or affiliate. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted assigns.

(h)          Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(i)          Merger/Amendment. This Agreement and any documents incorporated by reference herein constitutes the entire agreement and understanding between the parties regarding the subject matter hereof, and supersedes and merges all prior discussions and agreements between them relating thereto. No waiver, modification or amendment to this Agreement shall be valid unless in writing, signed by the parties hereto. No usage of trade or course of dealing between or among any persons having any interest in this Agreement shall be deemed effective to modify, amend, or discharge any part of this Agreement or any rights or obligations of any party hereunder.

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(j)          Independent Contractors. Nothing contained herein shall be deemed or construed to create any partnership or joint venture between LICENSOR and LICENSEE. All activities by LICENSEE or its subcontractors under the terms of this Agreement shall be carried on by LICENSEE or its subcontractors, as an independent contractor and not as an agent for or employee of LICENSOR. Under no circumstances shall any employee of LICENSEE or employee of its subcontractors be deemed or construed to be an employee of LICENSOR. LICENSOR shall not be liable for any injuries or damages incurred by LICENSEE, or its subcontractors, as a result of its activities in the performance of this Agreement.

(k)          No Public Disclosure. The parties acknowledge that LICENSEE is a publicly-held entity and, as such, is legally required to make disclosure of the existence of this Agreement and certain material facts relating to this Agreement, LICENSEE’S performance thereunder, and the Licensed Products. LICENSEE represents that such public disclosure includes, (i) the filing with the Securities and Exchange Commission of required reports and exhibits thereto, (ii) the issuance of press releases disclosing material information and (iii) the disclosure of material information in presentations, reports, and annual reports to analysts, investors and the investment community; but that such disclosures will be limited to (A) the date on which the Agreement was entered into or amended or terminated, the identity of the parties to the Agreement or amendment, and a brief description of any material relationship between the Licensee or its Affiliates and the LICENSOR other than in respect of the Agreement or amendment; (B) a brief description of the terms and conditions of the Agreement or amendment that are material to the LICENSEE, (C) Licensed Product descriptions and related customer and sales information, and (D) if so required, a redacted version of the Agreement. In each such instance, LICENSEE agrees to provide to LICENSOR, five (5) business days (unless an earlier response is required by SEC rules and regulations) in advance of the release or issuance thereof, any and of all such filings, presentations, press releases, reports, statements, redacted form of Agreement and all other public disclosures for the advance review and approval of LICENSOR, which approval shall not be unreasonably withheld. None of such items shall be deemed to be Advertising Materials hereunder.

With respect to all other public disclosures not covered in the preceding paragraph, neither party shall make any press release or other public statement or announcement concerning the existence of this Agreement or its terms, the business relationship between the parties or the transactions contemplated hereby, without the prior written approval of the other party. In that regard each and all of the following (unless governed by the preceding paragraph) shall be subject to LICENSOR’S prior review and written approval: (i) all written statements, responses and other correspondence directed by LICENSEE to any third party (including, without limitation, governmental agencies and non-governmental organizations) pertaining to LICENSOR and/or any Licensed Product or Trademark; (ii) all materials prepared by LICENSEE in connection with media interviews, newsletters, trade show presentations and other external presentations pertaining to any Licensed Product, Trademark and/or the transactions contemplated by this Agreement (as well as, in the case of interviews and presentations, the decision as to who will engage in the interview or conduct the presentation). LICENSEE acknowledges that LICENSOR may, in the exercise of its approval rights under this paragraph, prohibit a particular statement or the use of particular materials altogether.

(l)          Waiver. The failure or delay of either party to insist upon the other party's strict performance of the provisions in this Agreement or to exercise in any respect any right, power or remedy provided for under this Agreement shall not operate as a waiver or relinquishment thereof, nor shall any single or partial exercise of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy; provided, however, that the obligations and duties of either party with respect to the performance of any term or condition in this Agreement shall continue in full force and effect.

22

(m)          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute the entire agreement.

(n)          Survival. The provisions of Sections 2(b), 5(d), 5(e), 6(e), 6(f), 6(g), 9(b), 11, 12, 13(c), 13(d), 13(e), 13(f), 13(g), 15, 16, 17(b), 17(c), 17(e), 17(f), 17(g), 17(h), 17(i), 17(k), 17(l), 17(n), and 18 herein shall survive any termination or expiration of this Agreement.

(o)          Agency Representation. LICENSEE acknowledges that International Marketing Concepts, LLC ("IMC"), a Kentucky limited liability company with its principal place of business in Louisville, Kentucky, represents LICENSOR with respect to this Agreement.

(p)          Safety/Health/Environment. LICENSEE shall comply with, and shall cause each of the Manufacturers to comply with, all applicable workplace Safety, Health, Environmental laws, rules, regulations, and industry standards. LICENSEE shall allow, and shall cause each of the Manufacturers to allow, LICENSOR to conduct an S/H/E audit and agree to take action on the results of such audit.

[Signature Page to follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.

S. C. JOHNSON & SON, INC.	CTI INDUSTRIES CORPORATION

By:	By:

Name:	Name:

Title:	Title:

SCJ Matter No.:

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EXHIBIT A

TRADEMARKS

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EXHIBIT B

MANUFACTURER LETTER AGREEMENT

[insert mailing date]

Manufacturer
<Address>

RE:     Approval for Third-Party Manufacturer

Gentlemen/Ladies:

This letter shall serve as notice to you that, pursuant to Section 4 of the Trademark License Agreement (the “Agreement”) dated __________________, 200___, between ____________________ (“Licensor”) and ________________________ (“Licensee”), we have been engaged by Licensee as the manufacturer of the following Licensed Products: [insert relevant Licensed Products]. We represent that we have received and reviewed a redacted copy of the Agreement and shall comply with the obligations set forth in the Agreement that are applicable to “Manufacturers” of Licensed Products (including, but not limited to, those set forth in Section 6(h) of the Agreement). We further agree that our use of any Licensor trademarks, service marks, other corporate indicia, or other intellectual property is strictly limited to and governed by the terms of the Agreement.

We agree that our engagement by Licensee as the Manufacturer of the Licensed Products identified above is subject to your written approval. We request, therefore, that you sign in the space below, thereby consenting to such engagement.

Sincerely,

On behalf of: [insert Manufacturer name]
Address:

AGREED TO AND ACCEPTED:

Licensor:

By:
Name:
Title:
Date:

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EXHIBIT C

ROYALTY REPORT

(See attached)

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EXHIBIT D

CONTACTS

Matter Type	Contact Person

General Matters Notices	'''''''''' ''''''''''''''''''''' ''''''''''''''''''''''
Renewal/ Termination Inquiries Samples

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Certificates Of Insurance

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Quality Control Recalls and Material Submissions

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Reminder: Licensee must notify Licensor immediately of any serious quality defect, consumer complaint regarding injury or illness, product recall or regulatory compliance issues regarding the licensed product.

Royalty and Royalty Reports

Royalties to:

Make checks payable to IMC Licensing with an electronic confirmation & royalty report to:

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EXHIBIT E

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30

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33

EXHIBIT F

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'''' ''''''''' '''''''''' '''''''''' '''''''''''''''''''' ''''''''''''''''''''' '''''''' '''''''''''''''''''''' ''''''''''''''''''' '''''''''''''' '''''''''''''''''

''''''''''' '''''''''''''''''''' '''''''''''''''''''''

'''''''' ''''''''''''''

'''''' ''''''' ''''''''''

'''''''''''''''' ''''''' ''''''''''

'''' ''''''''' ''''''''''''''

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EXHIBIT G

'''''''''''''''''''''''''''''' '''' '''''''''''''''' '''''''''' ''''' ''''''''''''''' ''''''''''''''''''''''' '''''''''' ''''' '''''''''''''''''''''''''''

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EXHIBIT H

''''''''''''''''''''''''

[redacted]
[redacted]
[redacted]
[redacted]
[redacted]
[redacted]
[redacted]
*[redacted].
[redacted]
[redacted]*
[redacted]
[redacted]

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EXHIBIT I

ARTWORK ASSIGNMENT AGREEMENT

IN CONSIDERATION OF One Dollar ($1.00) and other good and valuable consideration paid or to be paid to ___________________________________ (the "Contractor") by ________________________________ ("Company"), the parties hereto agree as follows:

(a)	Contractor represents and warrants that Contractor shall create all _____________ to be submitted by Contractor hereafter to Company, including, without limitation, all _______________________ and _____________________ done and to be done in connection with a property of ______________________________ known as ________________________. (All such materials created by Contractor and all drafts, outlines, and other preparatory materials shall collectively be called the "Work" herein). Contractor warrants and represents that the Work shall be original with Contractor and shall not infringe the rights of any third parties; and that has the exclusive right forever and throughout the universe to exploit the Work and the results and proceeds of Contractor's services rendered in connection therewith.

(b)	The Work is and shall be considered a work made for hire for ___________________ and _______________ owns and shall own all right, title and interest in and to the Work and the results and proceeds of Contractor's services rendered in connection therewith, including, without limitation, all copyrights and renewals and extensions of copyright therein.

(c)	To the extent that any such ownership in such Work does not vest in __________________ by reason of Contractor's status as an employee for hire: Contractor hereby assigns and transfers in whole to _______________, all right, title, and interest in and to such Work and the results and proceeds thereof to the extent that Contractor has, had, or shall have any interest therein, including without limitation, all copyrights and renewals and extensions of copyright therein.

(d)	The Work may be registered for copyright in the name of _________________________, and shall own and possess all physical material in which or on which the Work is embodied or reproduced, by or on behalf of Contractor.

_________________ shall have the exclusive right forever throughout the universe to change, adapt, modify, use, combine with other material, and otherwise exploit the Work in all media and by all means, whether now known or hereafter invented or developed. Contractor hereby waives any and all claims that Contractor may have now or may hereafter have in any jurisdiction to so-called "moral rights" or "droit moral" with respect to the Work, and to the results and proceeds thereof.

(e)	Any further compensation paid or to be paid to Contractor for services rendered in connection with the Work shall be described in a separate writing or writings. This Agreement shall constitute the entire understanding between the parties. This Agreement may not be altered, modified or changed in any way without the express written consent of both parties and shall be construed in accordance with the laws of the State of Wisconsin applicable to agreements executed and wholly performed therein.

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(f)	When requested by Company, Contractor shall perform all such acts and things and sign all documents and certificates which the Company may reasonably request in order to carry out the intent and purpose of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement.

COMPANY:	CONTRACTOR:

By:	By:

Its:	Its:

Date:	Date:

[to be notarized]

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EXHIBIT J

MARKETING PLAN

LICENSEE will commit to the following marketing support for the Licensed Products:

Contract Year 1: LICENSEE will spend '''''''''''''''''''' to market the Licensed Products.

Contract Years 2-3:  LICENSEE will commit to spending at least '''''''' of projected Sales to market the Licensed Products.

Marketing to include one or more of the following:  in-store promotions, POP, trade marketing, FSI, internet/social media, consumer research, possible joint advertising efforts, broadcast commercial/infomercial, and development of a website that will provide consumer education, special promotions and potential DTC sales.

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SCHEDULE 16(a)

APPROVED SUBLICENSEES

Flexo Universal S.A. de C.V.

41

SCHEDULE 16(b)

FORM OF SUBLICENSE

SUBLICENSE AGREEMENT

This Sublicense Agreement is entered into as of this ______ day of _________, 2011 between CTI Industries Corporation (“CTI”) and __________________ (“Sublicensee”).

WHEREAS, CTI and S. C. Johnson & Son, Inc. have entered into that certain Trademark License Agreement effective as of December 9, 2011 (the “Master Agreement”, a copy of which is attached hereto as Exhibit A), pursuant to which CTI is licensed a certain “Trademark” related to “Licensed Products” (as both terms are defined in the Master Agreement);

WHEREAS, CTI has the right to grant to certain parties sublicenses of the Trademark, subject to all restrictions and obligations set forth in the Master Agreement;

WHEREAS, one of the sublicense restrictions in the Master Agreement is the requirement that all sublicensees agree to be bound by the terms of the Master Agreement; and

WHEREAS, the parties hereto each desire that Sublicensee become an “Approved Sublicensee” as defined in the Master Agreement of the Trademark pursuant to Section 16 of the Master Agreement.

NOW, THEREFORE, CTI and Sublicensee agree as follows:

1.          CTI hereby grants to Sublicensee a sublicense under the Trademark granted to CTI under the Master Agreement during the term thereof, solely as necessary in connection with the manufacturing, marketing, promoting, distribution and sale of Licensed Products set forth in Exhibit B hereto, and solely within the territory set forth in Exhibit B hereto.

2.          Sublicensee, in its capacity as an “Approved Sublicensee” (as defined in the Master Agreement), hereby acknowledges that it has read the Master Agreement set forth in Exhibit A and agrees to abide and be bound by all of the covenants, obligations and restrictions and legal governance terms therein that specifically bind Sublicensees and also those terms that bind CTI. Sublicensee hereby agrees to assume, perform and abide by all of the covenants, obligations and restrictions of CTI and of Approved Sublicensees under the Master Agreement as direct obligations to CTI and also to S. C. Johnson & Son, Inc., including but not limited to all license restrictions, non-competition and other covenants, and all royalty or other payments required in connection with the Licensed Products set forth in Exhibit B.

3.          Sublicensee may not assign or otherwise transfer (including by operation of law) this Agreement or its rights hereunder in whole or in part, or delegate any of its obligations hereunder, to any third person or entity.

4.          Sublicensee shall not disclose to any third person or entity any terms and conditions of the Master Agreement or of this Sublicense Agreement without prior written consent of CTI. Sublicensee agrees that CTI may provide a copy of this Sublicense Agreement to S. C. Johnson & Son, Inc.

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5.          CTI and Sublicensee acknowledge and agree that S. C. Johnson & Son, Inc. is and shall be considered an intended third party beneficiary of all of CTI’s rights under this Sublicense Agreement with the right to enforce the same directly against Sublicensee.

*          *          *          *          *

IN WITNESS WHEREOF, the parties hereto have executed this Sublicense Agreement as of the date first set forth above.

CTI INDUSTRIES CORPORATION	[_________________________________________]

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

43